    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2000
                                                REGISTRATION NO. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        SMITH-GARDNER & ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                FLORIDA                                      65-0090038
(State or Other Jurisdiction of Incorporation             (I.R.S. Employer
           or Organization)                              Identification No.)

                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368
          (Address, Including Zip Code of Principal Executive Offices)

                                MR. GARY G. HEGNA
                             CHIEF EXECUTIVE OFFICER
                        SMITH-GARDNER & ASSOCIATES, INC.
                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368
                                 (561) 265-2700
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)


        SMITH-GARDNER & ASSOCIATES, INC. 1998 EMPLOYEE STOCK OPTION PLAN
          SMITH-GARDNER & ASSOCIATES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                        COPIES OF ALL COMMUNICATIONS TO:
                                 BRUCE I. MARCH
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                         LAS OLAS CENTRE II, SUITE 1600
                           350 EAST LAS OLAS BOULEVARD
                       FORT LAUDERDALE, FLORIDA 33301-2229
                                 (954) 463-2700

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                         PROPOSED
                                                                                          MAXIMUM           AMOUNT OF
            TITLE OF                    AMOUNT TO            PROPOSED MAXIMUM            AGGREGATE        REGISTRATION
   SECURITIES TO BE REGISTERED      BE REGISTERED (2)  OFFERING PRICE PER SHARE (3)  OFFERING PRICE (3)        FEE
   ---------------------------      -----------------  ----------------------------  ------------------   ------------
Common Stock, par value $0.01 per
share (1)                           1,000,000 shares              $3.375                $3,375,000           $891.00
=================================  =================== ============================ ===================  ===============

(1) Includes 750,000 shares issuable under the Smith-Gardner & Associates, Inc. 1998 Stock Option Plan and 250,000 shares issuable under the Smith-Gardner & Associates, Inc. Employee Stock Purchase Plan (collectively the "Plans").
(2) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plans.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
================================================================================

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1998 Stock Option Plan and the Employee Stock Purchase Plan (collectively the "Plans") of Smith-Gardner & Associates, Inc. (the "Company") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof will be available to participants in the Plans, without charge, upon written or oral request. Any such request should be directed to Martin K. Weinbaum, Chief Financial Officer, Smith-Gardner & Associates, Inc., 1615 South Congress Avenue, Delray Beach, Florida 33445-6368, Telephone (561) 265-2700.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by Smith-Gardner & Associates, Inc. (the "Company") with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;
         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;
         (d) The Company's Current Reports on Form 8-K filed with the Commission on May 26, 2000 and July 3, 2000; and
         (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 26, 1999, and any amendment or report filed with the Commission for the purpose of updating such description.

         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

         Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

         Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

        EXHIBIT
        NUMBER                  DESCRIPTION
        ------                  -----------

         4.1       --      Amended and Restated Articles of Incorporation of the
                           Company, as amended (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 -- Regis. No. 333-63125).

         4.2       --      By-Laws of the Company, as amended (incorporated by
                           reference to Exhibit 3.4 of the Company's
                           Registration Statement on Form S-1 -- Regis. No.
                           333-63125).

         4.3       --      Form of certificate of Common Stock of the Company
                           (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 --
                           Regis. No. 333-63125).

         5.1       --      Opinion of Akerman, Senterfitt & Eidson, P.A.

         10.1      --      Smith-Gardner & Associates, Inc. Employee Stock
                           Purchase Plan (incorporated by reference to Annex A of the Company's Definitive Proxy Statement on
                           Schedule 14A filed on April 12, 2000).

         10.2      --      Smith-Gardner & Associates, Inc. 1998 Employee Stock
                           Option Plan, as amended (incorporated by reference to Annex B of the Company's Definitive Proxy Statement on Schedule 14A filed on April 12, 2000).

         23.1      --      Consent of KPMG LLP.

         23.2      --      Consent of Akerman, Senterfitt & Eidson, P.A.
                           (included in opinion filed as Exhibit 5.1).

         24.1      --      Powers of Attorney (included as part of the signature
                           page hereto).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on the 7th day of November, 2000.

                                                SMITH-GARDNER & ASSOCIATES, INC.

                                                By: /s/ Gary G. Hegna
                                                   -----------------------------
                                                   Gary G. Hegna
                                                   Chief Executive Officer and
                                                   Chairman of the Board

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary G. Hegna and Martin K. Weinbaum his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                     TITLE                              DATE
               ---------                                     -----                              ----
         /s/ GARY G. HEGNA                     CHIEF EXECUTIVE OFFICER AND DIRECTOR       NOVEMBER 7, 2000
--------------------------------------------      (PRINCIPAL EXECUTIVE OFFICER)
         Gary G. Hegna

                                                  VICE PRESIDENT - FINANCE, CHIEF
         /s/ MARTIN K. WEINBAUM                  FINANCIAL OFFICER, SECRETARY AND         NOVEMBER 7, 2000
--------------------------------------------      TREASURER (PRINCIPAL FINANCIAL
         Martin K. Weinbaum                                   OFFICER)


         /s/ ALLAN GARDNER                         CHIEF TECHNOLOGY OFFICER AND           NOVEMBER 7, 2000
--------------------------------------------                 DIRECTOR
         Allan Gardner

         /s/ WILBURN SMITH                      EXECUTIVE VICE PRESIDENT-SALES AND        NOVEMBER 7, 2000
--------------------------------------------                 DIRECTOR
         Wilburn Smith


         /s/ FRANCIS H. ZENIE                                DIRECTOR                     NOVEMBER 7, 2000
--------------------------------------------
         Francis H. Zenie


               Signature                                     Title                          Date
               ---------                                     -----                          ----
         /s/ ROBERT KNEIP                                    DIRECTOR                 NOVEMBER 7, 2000
--------------------------------------------
         Robert Kneip



         /s/ JAMES J. FELCYN, JR.                            DIRECTOR                 NOVEMBER 7, 2000
--------------------------------------------
         James J. Felcyn, Jr.



                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER                   DESCRIPTION
        ------                   -----------

         4.1       --      AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE
                           COMPANY, AS AMENDED (INCORPORATED BY REFERENCE TO
                           EXHIBIT 3.2 OF THE COMPANY'S REGISTRATION STATEMENT
                           ON FORM S-1 -- REGIS. NO. 333-63125).

         4.2       --      BY-LAWS OF THE COMPANY, AS AMENDED (INCORPORATED BY
                           REFERENCE TO EXHIBIT 3.4 OF THE COMPANY'S
                           REGISTRATION STATEMENT ON FORM S-1 -- REGIS. NO.
                           333-63125).

         4.3       --      FORM OF CERTIFICATE OF COMMON STOCK OF THE COMPANY
                           (INCORPORATED BY REFERENCE TO EXHIBIT 4.1 OF THE
                           COMPANY'S REGISTRATION STATEMENT ON FORM S-1 --
                           REGIS. NO. 333-63125).

         5.1       --      OPINION OF AKERMAN, SENTERFITT & EIDSON, P.A.

         10.1      --      SMITH-GARDNER & ASSOCIATES, INC. EMPLOYEE STOCK
                           PURCHASE PLAN (INCORPORATED BY REFERENCE TO ANNEX A
                           OF THE COMPANY'S DEFINITIVE PROXY STATEMENT ON
                           SCHEDULE 14A FILED ON APRIL 12, 2000).

         10.2      --      SMITH-GARDNER & ASSOCIATES, INC. 1998 EMPLOYEE STOCK
                           OPTION PLAN, AS AMENDED (INCORPORATED BY REFERENCE TO
                           ANNEX B OF THE COMPANY'S DEFINITIVE PROXY STATEMENT
                           ON SCHEDULE 14A FILED ON APRIL 12, 2000).

         23.1      --      CONSENT OF KPMG LLP.

         23.2      --      CONSENT OF AKERMAN, SENTERFITT & EIDSON, P.A.
                           (INCLUDED IN OPINION FILED AS EXHIBIT 5.1).

         24.1      --      POWERS OF ATTORNEY (INCLUDED AS PART OF THE SIGNATURE
                           PAGE HERETO).